                                                                    Exhibit 10.8
                             STOCK COMPENSATION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS
                                       OF
                             UNION CAMP CORPORATION

1. The purpose of the Stock Compensation Plan for Non-Employee Directors (the "Plan") of Union Camp Corporation (the "Corporation") is to provide competitive remuneration to the Corporation's non-employee directors so as to maintain the Corporation's ability to attract and retain highly qualified individuals to serve on the Board of Directors and to relate the compensation of non-employee directors more closely to the interests of the shareholders of the Corporation by increasing the amount of stock ownership of the Corporation held by non-employee directors.

2. This Plan shall become effective on April 24, 1990, provided the Plan is approved by shareholders on such date. If this Plan is not so approved, the Plan shall not become effective.

3. If the Plan becomes effective, each member of the Board of Directors who is not an employee of the Corporation immediately after each annual meeting of the stockholders of the Corporation, beginning with the 1990 Annual Meeting, shall receive whole shares of Common Stock of the Corporation having a fair market value of approximately $5,000. The number of shares of Common Stock each non-employee director shall be entitled to receive following each annual meeting thereafter shall be the number specified in an amendment to the Plan adopted as an Appendix thereto by the Board of Directors at any time prior to, and in the same calendar year as, such annual meeting; provided, however, if the Plan is not so amended, each non-employee director shall receive whole shares of Common Stock having a fair market value of approximately $5,000. If the Plan is so amended, each non-employee director shall receive an equal number of whole shares of Common Stock the fair market value of which shall not exceed $40,000 per calendar year. The total number of shares that may be awarded under this Plan is 150,000, provided that if during any fiscal year of the Corporation the shares of Common Stock issued and outstanding at the beginning of such fiscal year increase or decrease by more than 10% by reason of a stock dividend, stock split, reverse split, subdivision, merger, recapitalization, consolidation (whether or not the corporation is the surviving corporation), combination or exchange of shares, separation, reorganization, liquidation or like action, the total number of shares which may be granted under this Plan shall be correspondingly adjusted. The shares of stock awarded under this Plan shall be delivered to each non-employee director as soon as practicable following the applicable annual meeting.

4. The Plan shall be administered by the Chief Executive Officer of the Corporation (the "CEO") whose interpretation and decision as to any question arising under the Plan shall be conclusive. Recommendations as to annual awards under the Plan may be made by the CEO to the Board of Directors. In making any such recommendation, the CEO shall consider (a) the performance of the Corporation and (b) the remuneration paid to non-employee directors by other corporations of similar size.

5. All shares of Common Stock of the Corporation to be used for purposes of this Plan shall either be newly issued stock or stock purchased by the Corporation for the benefit of each non-employee Director or both. The fair market value of newly issued or purchased Common Stock shall be the mean of the high and low sales prices for the Common Stock as reported on the Composite Tape for New York Stock Exchange issues on the trading date preceding the applicable annual meeting of stockholders of the Corporation or if there is no sale of the shares on such Exchange on said date, the mean of the bid and asked prices on such Exchange at the close of the market on such date shall be deemed to be the fair market value of the shares.

6. This Plan shall be construed in accordance with the laws of the Commonwealth of Virginia. The Plan may be amended, suspended or terminated at any time by action of the Board of Directors of the Corporation, provided no amendment may (a) increase the maximum number of shares which may be awarded under this Plan, (b) increase the fair market value of awards to an annual amount greater than $40,000 for each non-employee director, (c) change the eligibility for awards to individuals other than non-employee directors, or (d) more than once every six months, change the number of shares of Common Stock each non-employee director shall be entitled to receive following each annual meeting.

                                    AMENDMENT
                                JANUARY 30, 1996
                                       TO
                             STOCK COMPENSATION PLAN
                                       FOR
                             NON-EMPLOYEE DIRECTORS
                                       OF
                             UNION CAMP CORPORATION




                              Appendix Number Five


Immediately after the 1996 Annual Meeting of the Stockholders of the Corporation each member of the Board of Directors of the Corporation who is not an employee of the Corporation shall receive under the Plan whole shares of Common Stock of the Corporation having a fair market value of approximately $9,000.